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                                                                    Exhibit 1.01


                                   TERMS AGREEMENT



                                       January 6, 1998



Travelers Group Inc.
388 Greenwich Street
New York, New York 10013

Attention: Chief Financial Officer

Dear Sirs:

          We understand that Travelers Group Inc., a Delaware corporation (the "Company"), proposes to issue and sell $300,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of Securities set forth opposite our respective names on the list attached hereto at 98.312% of the principal amount thereof, plus accrued interest from January 9, 1998 to the date of payment and delivery. The Closing Date shall be January 9, 1998, at 8:30 A.M. at the offices of the Company, 388 Greenwich Street, 20th Floor, New York, New York 10013.

          The Securities shall have the following terms:

     Title:              6-5/8% Notes due January 15, 2028
     Maturity:           January 15, 2028
     Interest Rate:      6-5/8% per annum
     Interest Payment
       Dates:            January 15 and July 15, commencing
                         July 15, 1998

     Initial Price to
       Public: 99.187% of the principal amount thereof, plus accrued interest from January 9, 1998 to the date of payment and delivery

     Redemption
       Provisions:       The Securities are not redeemable by the Company
                         prior to maturity.

     Additional terms:   The Regular Record Dates are January 1 and July 1.
                         The Securities shall be issuable as

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                         Registered Securities only.  The Securities will be
                         initially represented by one or more global
                         Securities registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Owners of beneficial interests in Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Company's Prospectus Supplement dated January 6, 1998. Principal and interest on the Securities shall be payable in United States dollars. The provisions of Sections 11.03 and
                         11.04 of the Indenture relating to defeasance shall apply to the Securities.

          All the provisions contained in the document entitled "Primerica Corporation-Debt Securities-Underwriting Agreement Basic Provisions" and dated January 12, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

          Basic Provisions varied with respect to this Terms Agreement: (a) All references to Primerica Corporation shall refer to Travelers Group Inc.;
(b) In the first line of Section 2(a), delete "(33-55542)" and insert in lieu thereof "(33-63663), including a prospectus (which prospectus also relates to $300,000,000 aggregate principal amount of securities of the Company previously registered on a registration statement on Form S-3 (33-68760))" and any reference in the Basic Provisions to a registration statement shall be deemed to be a reference to such registration statements on Form S-3; (c) In the fifth line of the third paragraph of Section 3, delete the phrase "New York Clearing House (next day)" and insert in lieu thereof "federal or other same day"; and (d) In the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global."

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          The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

          Stephanie B. Mudick, Esq., Deputy General Counsel of the Company, is counsel to the Company. Dewey Ballantine LLP is counsel to the Underwriters.

          The Securities will be made available for checking and packaging at the designated office of The Bank of New York at least 24 hours prior to the Closing Date.

          Please accept this offer no later than 9:00 o'clock P.M. on January 6, 1998, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

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          "We hereby accept your offer, set forth in the Terms Agreement, dated January 6, 1998, to purchase the Securities on the terms set forth therein."

                                   Very truly yours,

                                   SALOMON BROTHERS INC
                                   ABN AMRO CHICAGO CORPORATION
                                   CHASE SECURITIES INC.
                                   NATIONBANC MONTGOMERY SECURITIES, INC.
                                   BEAR, STEARNS & CO. INC.


                                   By: SALOMON BROTHERS INC

                                   By: /s/ John Binnie
                                      ------------------------------
                                       Name: John Binnie
                                       Title: Managing Director


ACCEPTED:

TRAVELERS GROUP INC.

By: /s/ Robert Matza
   ------------------------------
    Name: Robert Matza
    Title: Vice President
           and Treasurer

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                                                         Principal
Underwriter                                              Amount
-----------                                              ----------

Salomon Brothers Inc....................................$125,000,000
ABN AMRO Chicago Corporation............................$ 50,000,000
Chase Securities Inc....................................$ 50,000,000
NationsBanc Montgomery Securities, Inc..................$ 50,000,000
Bear, Stearns & Co. Inc.................................$ 25,000,000
                                                        ------------

     Total..............................................$300,000,000
                                                        ------------
                                                        ------------






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